Exhibit 10.2

CARLISLE COMPANIES INCORPORATED
RESTRICTED SHARE AGREEMENT

This Agreement (the “Agreement”) is made as of June 21, 2007 (the “Date of Grant”) by and between Carlisle Companies Incorporated (the “Company”) and David A. Roberts (the “Grantee”).

1.                                       Grant of Restricted Shares.  Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Company’s Executive Incentive Program (the “Program”), the Company hereby grants to the Grantee as of the Date of Grant 100,000 Common Shares as Restricted Shares (the “Restricted Shares”).  The Restricted Shares shall be fully paid and nonassessable and shall be represented by a crtificate or certificates registered in the Grantee’s name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

2.                                       Restrictions on Transfer of Restricted Shares.  The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 3 hereof; provided, however, that the Grantee’s rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution.  Any purported transfer or encumbrance in violation of the provisions of this Section 2 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares.

3.                                       Vesting of Restricted Shares.  The Restricted Shares shall become nonforfeitable as follows:  (i) 20,000 Restricted Shares on June 21, 2008, (ii) 20,000 Restricted Shares on June 21, 2009, (iii) 20,000 Restricted Shares on June 21, 2010, (iv) 20,000 Restricted Shares on June 21, 2011, and (v) 20,000 Restricted Shares on June 21, 2012; provided, in each case that the Grantee shall have remained in the continuous employ of the Company and its Subsidiaries until such dates.  Subject to the terms of the Program and notwithstanding the preceding sentence, all of the Restricted Shares shall immediately become nonforfeitable if, prior to the date the Restricted Shares become fully nonforfeitable pursuant to the preceding sentence, and while the Grantee is in the employ of the Company and its Subsidiaries, (a) the Grantee dies, (b) the Grantee’s Disability occurs, (c) the Grantee’s Retirement occurs, (d) the involuntary termination of the Grantee by the Company for other than gross or willful misconduct, (e) the termination by the Grantee for “Good Reason” (as defined in the Employment Agreement between the Company and the Grantee dated June 5, 2007), or (f) a Change in Control occurs.

4.                                       Forfeiture of Shares.  The Restricted Shares shall be forfeited if the Grantee ceases to be continuously employed by the Company and its Subsidiaries prior to the date the Restricted Shares become fully nonforfeitable pursuant to Section 3.  In the event of a forfeiture, the certificate(s) representing the Restricted Shares covered by this Agreement shall be canceled.

5.                                       Dividend, Voting and Other Rights.  Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.  The Grantee acknowledges that the Restricted Shares are being acquired for investment and that the Grantee has no current intention to transfer, sell or otherwise dispose of such shares, except as permitted by the Program and in compliance with Applicable Laws.

6.                                       Retention of Stock Certificate(s) by the Company.  The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3 of this Agreement.  The Grantee hereby irrevocably appoints any officer of the Company as his or her attorney-in-fact to transfer the Restricted Shares to the Company in the event of the forfeiture of such shares.

7.                                       No Employment Contract.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.

8.                                       Taxes and Withholding.  To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with the issuance or vesting of the Restricted Shares, and the amounts available to the Company for such withholding are insufficient, the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

9.                                       Amendments.  Subject to the terms of the Program, the Board may modify this Agreement upon written notice to the Grantee.  Any amendment to the Program shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  Any waiver of any term or condition or breach of this Agreement shall not be a waiver of any other term or condition or of the same term or condition.

10.                                 Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

11.                                 Relation to Program.  This Agreement is subject to the terms and conditions of the Program.  This Agreement and the Program contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto.  In the event of any inconsistency between the provisions of this Agreement and the Program, the Program shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Program.  The Compensation Committee acting pursuant to the Program, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of Restricted Shares.

12.                                 Successors and Assigns.  Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

CARLISLE COMPANIES INCORPORATED

By:	/s/ Steven J. Ford
Name:	Steven J. Ford
Title:	Vice President, Secretary and General Counsel

The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Restricted Shares granted thereunder on the terms and conditions set forth herein and in the Program.

/s/ David A. Roberts
David A. Roberts

Date:	7/5/07